Exhibit 99.1




       Benihana Inc. Reports Fiscal Second Quarter 2007 Results

              Conference Call this Morning at 8:00 AM ET


    MIAMI--(BUSINESS WIRE)--Nov. 22, 2006--Benihana Inc. (NASDAQ:
BNHNA and BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported results for its 12-week fiscal second quarter ended October 8, 2006.

    Highlights for the Company's fiscal second quarter 2007 relative to the same period a year ago include:

    --  Total restaurant sales increased 7.9% to $58.6 million

    --  Company-wide comparable restaurant sales increased 9.8%

    --  Restaurant operating profit was $8.9 vs. $9.6 million

    --  Net income of $2.6 million vs. $2.8 million

    --  Diluted earnings per share of $0.23 vs. $0.21

    --  The Company completed its renovation of the Indianapolis unit.

    "During the fiscal second quarter, our comparable sales growth and guest count trends ranked among the highest in the restaurant industry, and we are gratified that our three concepts continue to be recognized as choice destinations for Japanese theme and sushi dining. Unfortunately, longer than expected expansion and maintenance closures in our Sacramento and Cherry Hills restaurants, respectively, as well as the emergency closure of our Miami Beach location, resulted in lower diluted earnings per share than we had anticipated. These temporary setbacks notwithstanding, we are pleased that the newly updated restaurants continue to generate sales volumes at expected levels, and are reinforcing the soundness of our renovation strategy," said Joel A. Schwartz, President and CEO.

    Fiscal Second Quarter 2007 Results

    For the fiscal second quarter 2007, total revenues increased 7.9%, to $58.9 million, compared with $54.6 million in the year-ago period. Total restaurant sales grew 7.9% to $58.6 million from $54.3 million in the comparable quarter of the previous year. Company-wide comparable restaurant sales were 9.8%, including 9.3% at Benihana teppanyaki, 12.8% at RA Sushi, and 10.3% at Haru.

    Restaurant sales for the quarter included a $4.9 million increase from the comparable base, the contribution of $3.7 million in sales from new and acquired restaurants, which were offset by the loss of $3.4 million in net sales from locations that underwent temporary closures during the current and prior year, as well as the loss of $0.9 million from units that were sold.

    During the quarter, the Sacramento and Cherry Hill units, which are now reopened, both experienced longer than anticipated expansion and maintenance closures, respectively, unrelated to the rejuvenation program, while the Miami Beach restaurant was closed due to a kitchen fire. The Company is taking advantage of the unexpected closure of the Miami Beach restaurant, which had been scheduled for renovation in early fiscal 2008, and is now pushing ahead its renovation schedule.

    Restaurant operating profit was $8.9 million, or 15.1% of restaurant sales, compared to $9.6 million, or 17.6% of restaurants sales a year-ago. The Company was negatively impacted by higher commodity costs, relative to a very favorable period a year-ago, as well as increased utilities and maintenance costs. In addition, the ongoing renovation program reduced restaurant operating profit by approximately $0.8 million (approximately $0.05 per diluted share after tax) from last year due to additional depreciation charges, and the fixed expenses incurred during periods of temporary closure.

    Total operating expenses were $55.0 million, or 93.9% of restaurant sales, compared to $49.9 million, or 92.0% of restaurant sales last year, resulting in income from operations of $3.9 million and $4.7 million, respectively, for the comparable periods.

    Net income was $2.6 million, or $0.23 per fully diluted share, compared to $2.8 million, or $0.21 per diluted share in the same period last year. The current year's fiscal second quarter 2007 had approximately 9.6% more average shares and equivalent shares outstanding than the previous similar period.

    Financial Guidance

    For the 12-week fiscal third quarter 2007, the Company expects diluted earnings per share of between $0.23 and $0.25. The Company has already completed its restaurant openings for the quarter, which include a new teppanyaki location in Coral Gables, Florida and two RA Sushi restaurants in Corona and Torrance, California. The Company has also reopened its Anaheim location following completion of its renovation. Overall, the Company anticipates that it will have a net gain of 30 to 40 operating weeks compared to the year-ago period.

    Conference Call this Morning

    The Company will host a conference call to discuss its fiscal second quarter 2007 earnings results this morning at 8:00 AM ET. The conference call will be hosted by Joel A. Schwartz, President and Chief Executive Officer; Jose I. Ortega, Vice President of Finance and Chief Financial Officer; and Michael R. Burris, Vice President of Investor Relations.

    The conference call can be accessed live over the phone by dialing 1-800-819-9193, or for international callers, 1-913-981-4911. A replay will be available one hour after the call through November 29, 2006 and can be accessed by dialing 1-888-203-1112, or for international callers, 1-719-457-0820; the conference ID is 7942975. The call will also be webcast live from the Company's website at www.benihana.com under the investor relations section.

    About Benihana

    Benihana Inc. (NASDAQ: BNHNA; BNHN) operates 79 restaurants nationwide, including 59 Benihana teppanyaki restaurants, seven Haru sushi restaurants, and thirteen RA Sushi Bar restaurants. Under development at present are seven restaurants - two Benihana teppanyaki restaurants, one Haru restaurant, and four RA Sushi restaurants. In addition, 17 franchised Benihana teppanyaki restaurants are operating in the U.S., Latin America and the Caribbean.


Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                     Three Periods Ended
                                     -------------------
                                                          $       %
                                      8-Oct-06 9-Oct-05 Change Change
                                     ---------------------------------

Revenues
Restaurant sales                       $58,583  $54,274 $4,309    7.9%
Franchise fees and royalties               346      348     (2)  -0.6%
                                     ---------------------------------
Total revenues                          58,929   54,622  4,307    7.9%
                                     ---------------------------------

Costs and Expenses
Cost of food and beverage sales         14,336   12,890  1,446   11.2%
Restaurant operating expenses           35,387   31,810  3,577   11.2%
Restaurant opening costs                   230      190     40   21.1%
Marketing, general and administrative
 expenses                                5,057    5,022     35    0.7%
                                     ---------------------------------
Total operating expenses                55,010   49,912  5,098   10.2%
                                     ---------------------------------

Income from operations                   3,919    4,710   (791) -16.8%
Interest (income) expense, net            (125)     (21)  (104) 495.2%
                                     ---------------------------------

Income before income taxes and
 minority interest                       4,044    4,731   (687) -14.5%
Income tax provision                     1,421    1,760   (339) -19.3%
                                     ---------------------------------

Income before minority interest          2,623    2,971   (348) -11.7%
Minority interest                            -      126   (126)-100.0%
                                     ---------------------------------

Net income                               2,623    2,845   (222)  -7.8%
Less: accretion of issuance costs and
 preferred stock dividends                 250      752   (502) -66.8%
                                     ---------------------------------

Net income attributable to common
 stockholders                           $2,373   $2,093   $280   13.4%
                                     =================================

Earnings Per Share
Basic earnings per common share          $0.24    $0.22  $0.02    9.1%
                                     =================================
Diluted earnings per common share        $0.23    $0.21  $0.02    9.5%
                                     =================================

Weighted Average Shares Outstanding
Basic                                    9,915    9,319    596    6.4%
                                     =================================
Diluted                                 11,485   10,478  1,007    9.6%
                                     =================================


Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                   Seven Periods Ended
                                   --------------------
                                                          $       %
                                    8-Oct-06  9-Oct-05 Change  Change
                                   -----------------------------------

Revenues
Restaurant sales                    $137,979  $127,891 $10,088    7.9%
Franchise fees and royalties             843       796      47    5.9%
                                   -----------------------------------
Total revenues                       138,822   128,687  10,135    7.9%
                                   -----------------------------------

Costs and Expenses
Cost of food and beverage sales       33,465    30,846   2,619    8.5%
Restaurant operating expenses         81,601    74,081   7,520   10.2%
Restaurant opening costs                 711       479     232   48.4%
Marketing, general and
 administrative expenses              12,306    11,278   1,028    9.1%
                                   -----------------------------------
Total operating expenses             128,083   116,684  11,399    9.8%
                                   -----------------------------------

Income from operations                10,739    12,003  (1,264) -10.5%
Interest (income) expense, net          (252)       96    (348)-362.5%
                                   -----------------------------------

Income before income taxes and
 minority interest                    10,991    11,907    (916)  -7.7%
Income tax provision                   3,847     4,260    (413)  -9.7%
                                   -----------------------------------

Income before minority interest        7,144     7,647    (503)  -6.6%
Minority interest                          -       304    (304)-100.0%
                                   -----------------------------------

Net income                             7,144     7,343    (199)  -2.7%
Less: accretion of issuance costs
 and preferred stock dividends           584       929    (345) -37.1%
                                   -----------------------------------

Net income attributable to common
 stockholders                         $6,560    $6,414    $146    2.3%
                                   ===================================

Earnings Per Share
Basic earnings per common share        $0.67     $0.69  ($0.02)  -2.9%
                                   ===================================
Diluted earnings per common share      $0.62     $0.66  ($0.04)  -6.1%
                                   ===================================

Weighted Average Shares Outstanding
Basic                                  9,855     9,265     590    6.4%
                                   ===================================
Diluted                               11,469    10,244   1,225   12.0%
                                   ===================================


Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)

(in thousands)

                                     Three Periods Ended
                                     -------------------
                                                          $       %
                                      8-Oct-06 9-Oct-05 Change Change
                                     ---------------------------------

Total restaurant sales by concept:
   Benihana                            $43,205  $41,915 $1,290    3.1%
   Haru                                  7,168    6,497    671   10.3%
   RA Sushi                              8,210    5,404  2,806   51.9%
   Sushi Doraku                          -          458   (458)-100.0%
                                     ---------------------------------
Total restaurant sales                 $58,583  $54,274 $4,309    7.9%
                                     =================================


Comparable restaurant sales by
 concept:
   Benihana                            $41,036  $37,530 $3,506    9.3%
   Haru                                  7,168    6,497    671   10.3%
   RA Sushi                              6,096    5,404    692   12.8%
   Sushi Doraku                          -        -       -       0.0%
                                     ---------------------------------
Total comparable restaurant sales      $54,300  $49,431 $4,869    9.8%
                                     =================================


Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)

(in thousands)

                                 Seven Periods Ended
                                 --------------------
                                                        $        %
                                  8-Oct-06  9-Oct-05 Change   Change
                                 -------------------------------------

Total restaurant sales by
 concept:
   Benihana                       $101,695   $99,704  $1,991      2.0%
   Haru                             16,600    14,731   1,869     12.7%
   RA Sushi                         19,499    12,441   7,058     56.7%
   Sushi Doraku                        185     1,015    (830)   -81.8%
                                 -------------------------------------
Total restaurant sales            $137,979  $127,891 $10,088      7.9%
                                 =====================================


Comparable restaurant sales by
 concept:
   Benihana                        $98,552   $90,924  $7,628      8.4%
   Haru                             16,272    14,731   1,541     10.5%
   RA Sushi                         14,446    12,441   2,005     16.1%
   Sushi Doraku                        185       175      10      5.7%
                                 -------------------------------------
Total comparable restaurant sales $129,455  $118,271 $11,184      9.5%
                                 =====================================


Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)

                               Three Periods Ended
                               --------------------
                                                      $         %
                                8-Oct-06  9-Oct-05  Change   Change
                               ---------------------------------------

Restaurant sales                 $58,583   $54,274   $4,309       7.9%
Cost of food & beverage sales     14,336    12,890    1,446      11.2%
                               ---------------------------------------
Gross profit                      44,247    41,384    2,863       6.9%
                               ---------------------------------------

Restaurant operating expenses:
Labor and related costs           20,231    18,317    1,914      10.4%
Restaurant supplies                1,403     1,129      274      24.3%
Credit card discounts              1,088       991       97       9.8%
Utilities                          1,750     1,531      219      14.3%
Occupancy costs                    3,520     3,327      193       5.8%
Depreciation and amortization      2,939     2,439      500      20.5%
Other restaurant operating
 expenses                          4,456     4,076      380       9.3%
                               ---------------------------------------
Total restaurant operating
 expenses                         35,387    31,810    3,577      11.2%
                               ---------------------------------------

Restaurant operating profit       $8,860    $9,574    ($714)     -7.5%
                               =======================================


Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)

                               Seven Periods Ended
                               --------------------
                                                      $         %
                                8-Oct-06  9-Oct-05  Change   Change
                               ---------------------------------------

Restaurant sales                $137,979  $127,891  $10,088       7.9%
Cost of food & beverage sales     33,465    30,846    2,619       8.5%
                               ---------------------------------------
Gross profit                     104,514    97,045    7,469       7.7%
                               ---------------------------------------

Restaurant operating expenses:
Labor and related costs           46,555    43,611    2,944       6.8%
Restaurant supplies                3,083     2,577      506      19.6%
Credit card discounts              2,557     2,327      230       9.9%
Utilities                          3,688     3,303      385      11.7%
Occupancy costs                    8,221     7,711      510       6.6%
Depreciation and amortization      7,164     5,587    1,577      28.2%
Other restaurant operating
 expenses                         10,333     8,965    1,368      15.3%
                               ---------------------------------------
Total restaurant operating
 expenses                         81,601    74,081    7,520      10.2%
                               ---------------------------------------

Restaurant operating profit      $22,913   $22,964     ($51)     -0.2%
                               =======================================


Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                 Three Periods Ended
                                                ----------------------
                                                 8-Oct-06   9-Oct-05
                                                ----------------------

Restaurant sales                                    100.00%    100.00%
Cost of food and beverage sales                      24.47%     23.75%
                                                ----------------------
Gross profit margin                                  75.53%     76.25%
                                                ----------------------

Restaurant operating expenses:
Labor and related costs                              34.53%     33.75%
Restaurant supplies                                   2.39%      2.08%
Credit card discounts                                 1.86%      1.83%
Utilities                                             2.99%      2.82%
Occupancy costs                                       6.01%      6.13%
Depreciation and amortization                         5.02%      4.49%
Other restaurant operating expenses                   7.61%      7.51%
                                                ----------------------
Total restaurant operating expenses                  60.41%     58.61%
                                                ----------------------

Restaurant operating profit margin                   15.12%     17.64%
                                                ======================



Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                 Seven Periods Ended
                                                ----------------------
                                                 8-Oct-06   9-Oct-05
                                                ----------------------

Restaurant sales                                    100.00%    100.00%
Cost of food and beverage sales                      24.25%     24.12%
                                                ----------------------
Gross profit margin                                  75.75%     75.88%
                                                ----------------------

Restaurant operating expenses:
Labor and related costs                              33.74%     34.10%
Restaurant supplies                                   2.23%      2.01%
Credit card discounts                                 1.85%      1.82%
Utilities                                             2.67%      2.58%
Occupancy costs                                       5.96%      6.03%
Depreciation and amortization                         5.19%      4.37%
Other restaurant operating expenses                   7.50%      7.01%
                                                ----------------------
Total restaurant operating expenses                  59.14%     57.92%
                                                ----------------------

Restaurant operating profit margin                   16.61%     17.96%
                                                ======================


Benihana Inc. and Subsidiaries
Balance Sheet Data
(Unaudited)

(in thousands)
                                  8-Oct-06   26-Mar-06
                                 -----------------------

Assets
Cash and cash equivalents           $11,798     $19,138
Other current assets                  9,665      12,921
                                 -----------------------
Total current assets                 21,463      32,059

Property and equipment, net         136,095     123,578
Goodwill                             30,900      29,900
Other assets                          5,300       5,979
                                 -----------------------

                                   $193,758    $191,516
                                 =======================

Liabilities and Stockholders'
 Equity
Current maturity of bank debt        $3,333      $4,166
Other current liabilities            28,281      32,583
                                 -----------------------
Total current liabilities            31,614      36,749

Long-term debt--bank                    833       2,500
Other liabilities                     7,388       7,732
                                 -----------------------
Total liabilities                    39,835      46,981

Convertible preferred stock          19,320      19,273
Total stockholders' equity          134,603     125,262
                                 -----------------------

                                   $193,758    $191,516
                                 =======================


    CONTACT: Benihana Inc.
             Joel A. Schwartz / Michael R. Burris, 305-593-0770
             Or
             Integrated Corporate Relations
             Tom Ryan / Raphael Gross, 203-682-8200